UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

May 22, 2023

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Purchase Agreements (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information regarding the Amended Warrant Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On May 25, 2023, Agile Therapeutics, Inc., a Delaware corporation (the “Company”), completed a best efforts public offering (the “Offering”) of: (i) 95,000 shares of its common stock, par value $0.0001 per share (“Common Stock”) and accompanying Series C-1 warrants (“Series C-1 warrants”) to purchase 95,000 shares of Common stock and Series C-2 warrants (“Series C-2 warrants”, and together with the Series C-1 warrants, “Series C warrants”) to purchase 95,000 shares of Common Stock, at a combined public offering price of $3.9551 per share and Series C warrants and (ii) 1,801,286 pre-funded warrants (“Series D pre-funded warrants”) to purchase 1,801,286 shares of Common Stock and accompanying Series C warrants to purchase 1,801,286 shares of Common Stock and Series C-2 warrants to purchase 1,801,286 shares of Common stock at a combined public offering price of $3.955 per Series D pre-funded warrant and Series C warrants. In connection with the Offering, the Company issued an aggregate of Series C-1 warrants to purchase 1,896,286 shares of Common Stock and Series C-2 warrants to purchase 1,896,286 shares of Common Stock.

The Series C warrants have an exercise price of $3.69 per share of Common Stock. The Series C-1 warrants are exercisable upon issuance and will expire five years from the date of issuance. The Series C-2 warrants are exercisable upon issuance and will expire eighteen months from the date of issuance. The exercise price of the Series C warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Series C warrants.

Subject to certain ownership limitations described in the Series D Pre-funded warrants, the Series D Pre-funded warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share of Common Stock any time until all of the Series D Pre-funded warrants are exercised in full. A holder will not have the right to exercise any portion of the Series C warrants or the Series D Pre-funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series C warrants or the Series D Pre-funded warrants, respectively. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series C warrants or the Series D Pre-funded warrants, respectively, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

As compensation to H.C. Wainwright & Co., LLC (the “Placement Agent”), as the exclusive placement agent in connection with the Offering, the Company paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Offering and reimbursement of certain expenses and legal fees. The Company also agreed to pay the Placement Agent a management fee equal to 1.0% of the gross proceeds raised in this offering and to reimburse the Placement Agent for its non-accountable expenses. The Company also issued to designees of the Placement Agent warrants to purchase up to 94,814 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Series C warrants, except that the Placement Agent Warrants have an exercise price equal to $4.9439 per share and expire on the fifth anniversary from the date of the commencement of sales in the Offering.

In connection with the Offering, the Company entered into an Amended Warrant Agreement (the “Amended Warrant Agreement”) to amend certain existing warrants to purchase up to an aggregate of 229,669 shares of the Company’s common stock that were previously issued in October 2021 through July 2022 at exercise prices ranging from $45.00 to $1,700.00 per share (the “Amended Warrants”), such that the Amended Warrants now have a reduced exercise price of $3.69 per share and expire five years from the closing of the Offering.

In connection with the Offering, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain institutional investors on May 22, 2023. The Purchase Agreements contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

The shares of Common Stock, the Series C warrants, the Series D Pre-funded warrants and the Placement Agent Warrants described above and the underlying shares of Common Stock were offered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-271249), which was declared effective by the Securities and Exchange Commission on May 22, 2023.

The Company received net proceeds of approximately $6.6 million from the Offering, after deducting the estimated offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the Offering for working capital, business development activities, and other general corporate purposes.

The forms of the Purchase Agreement, the Series C-1 warrant, the Series C-2 warrant, the Series D Pre-funded warrant, the Placement Agent Warrant, and Amended Warrants are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

On May 22, 2023, the Company issued a press release announcing the pricing of the Offering. On May 25, 2023, the Company issued a press release announcing the closing of the Offering. Copies of these press releases are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Series C-1 warrant
4.2	Form of Series C-2 warrant
4.3	Form of Series D Pre-funded warrant
4.4	Form of Placement Agent warrant
4.5	Form of Amended and Restated Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated October 8, 2021.
4.6	Form of Amended and Restated Series A Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated March 14, 2022.
4.7	Form of Amended and Restated Series A Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated April 25, 2022.
4.8	Form of Amended and Restated Series A-1 Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated July 6, 2022.
4.9	Form of Amended and Restated Series A-2 Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated July 6, 2022.
4.10	Form of Amended and Restated Series B Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated March 14, 2022.
10.1	Form of Securities Purchase Agreement, dated May 22, 2023, by and between Agile Therapeutics, Inc. and certain purchasers
10.2	Form of Warrant Amendment Agreement, dated May 22, 2023, by and between Agile Therapeutics, Inc. and certain holders
99.1	Press Release dated May 22, 2023, announcing pricing of the Offering
99.2	Press Release dated May 25, 2023, announcing closing of the Offering
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: May 25, 2023	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chief Executive Officer